UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2016

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 10, 2016, the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”) finalized and approved revised compensation arrangements for non-employee directors of the Company that were recommended by the Nominating and Corporate Governance Committee of the Board (the “Committee”).  The following chart summarizes the changes made to the Company’s non-employee director compensation and the reasons for those changes:

Pay Principle	Changes made

	•	change the annual equity compensation to restricted stock units with one-year cliff vesting, to be awarded at the time of the annual meeting of stockholders

•

provide a mechanism, through the deferred compensation plan, for non-employee directors to defer payment of the restricted stock units and all or a portion of annual cash compensation into deferred stock accounts, to provide for payment at or after retirement from the Board

Encourage meaningful ownership of our common stock by directors	•	for any deferred equity compensation, provide for the accrual of dividend equivalents from the vesting date to the payment date to enhance the stock deferral alternative

•

increase the stock ownership guidelines to five times the annual cash retainer fees and add a requirement for each non-employee director to retain at least 40% of the after-tax value of vested equity awards until retirement or other departure from the Board

	•	allow for flexibility of individual choice in the timing and receipt of payment of compensation, aligned with increased stock ownership guidelines for directors

	•	increase the annual cash retainer fees and Board Chair and committee Chair fees

	•	increase the fair market value of the annual equity awards

Provide market competitive pay to attract and retain key director talent	•	utilize the same peer group as used for executive compensation, and position overall director compensation in line with the median of that peer group

	•	establish maximum limits on annual and discretionary equity grants

	•	balance the need for a competitive pay program with evolving practices regarding director pay mix and structure

	•	eliminate sign-on awards

The Board did not change its long-standing policy of not paying specific per-meeting fees.  Daniel J. Crowley, the Chief Executive Officer, does not receive additional compensation for his service on the Board.

On November 10, 2016, the Board approved the 2016 annual equity awards of restricted stock units for non-employee directors under the revised Non-employee Director Compensation Program.

In conjunction with the approval of the revised Non-employee Director Compensation Program, the Board approved the Triumph Group, Inc. Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”).  Under the Deferred Compensation Plan, beginning with annual fees paid and annual equity awards made in the Company’s fiscal year 2018, each non-employee director will be able to defer receipt of annual fees and/or annual equity awards into deferred cash accounts or deferred stock accounts.  The maximum deferral period is five years after retirement or other departure from the Board.  The purpose of the Deferred Compensation Plan is to allow for flexibility of individual choice in the timing and receipt of payment of Board compensation, while encouraging equity ownership by non-employee directors.

The new Non-employee Director Compensation Program, effective July 21, 2016,  and the Triumph Group, Inc. Directors’ Deferred Compensation Plan are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

No.	Description

10.1	Triumph Group, Inc. Non-employee Director Compensation Program, effective July 21, 2016

10.2	Triumph Group, Inc. Directors’ Deferred Compensation Plan, effective January 1, 2017

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016	TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary